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                                                                   EXHIBIT 10.20

                   RIBAPHARM INC. 2002 NONEMPLOYEE DIRECTOR

                                RETAINER FEE PLAN

                         ARTICLE I - PURPOSE OF THE PLAN

      The purpose of the Ribapharm Inc. 2002 Nonemployee Director Retainer Fee Plan is to further the growth, development, and financial success of the Corporation by strengthening the Corporation's ability to attract and retain the services of experienced and knowledgeable Nonemployee Directors by enabling them to participate in the Corporation's growth and by linking the personal interests of Nonemployee Directors to those of the Corporation's shareholders.

                        ARTICLE II - CERTAIN DEFINITIONS

Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

      2.1 "AWARD" means the payment of the Quarterly Retainer, in whole or in part, in Shares.

      2.2   "BOARD" means the board of directors of the Corporation.

      2.3   "CORPORATION" means Ribapharm Inc.

      2.4   "EFFECTIVE DATE" means the date set forth in Section 7.4 hereof.

      2.5 "EMPLOYEE" means any individual who is in the employment of the Corporation or any of its subsidiaries.

      2.6 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      2.7 "FAIR MARKET VALUE" on any date shall mean the reported closing price of the Shares as reported by The Nasdaq Stock Market at the close of the primary trading session on such date, or if the Shares were not traded on such date, on the next preceding day on which the Shares were traded. In the event Fair Market Value cannot be determined in a manner described above, then Fair Market Value shall be determined by the Committee in good faith.
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      2.8 "ICN" means ICN Pharmaceuticals, Inc.

      2.9 "NONEMPLOYEE DIRECTOR" means any individual who is a member of the Board, but who is not otherwise an Employee of the Corporation.

      2.10 "PARTICIPANT" means a Nonemployee Director who has received an Award under the Plan.

      2.11 "PLAN" means the Ribapharm Inc. 2002 Nonemployee Director Retainer Fee Plan, as amended from time to time.

      2.12 "QUARTERLY RETAINER" means the payment made on a quarterly basis to a Nonemployee Director for his or her services as a member of the Board. As of the Effective Date, the Quarterly Retainer is $7,500 and is payable on March 31, June 30, September 30 and December 31 of each year.

      2.13 "SHARE" means a share of common stock, $0.01 par value, of the Corporation.

      2.14 "SPIN-OFF" means the distribution by ICN of its remaining interest in the Corporation to ICN's stockholders in a tax-free spin-off following the Corporation's initial public offering.


                          ARTICLE III - ADMINISTRATION

      3.1 ADMINISTRATION OF PLAN. The Plan shall be administered by the Board, subject to the restrictions set forth in the Plan.

      3.2 AUTHORITY OF THE BOARD. The Board shall have the full power, discretion, and authority to interpret and administer the Plan in a manner which is consistent with the Plan's provisions.

      3.3 EFFECT OF BOARD DETERMINATIONS. All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Corporation, its shareholders, Employees, Participants and their estates and beneficiaries.

                   ARTICLE IV - SHARES SUBJECT TO THE PLAN

      4.1 NUMBER OF SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided herein, the total number of Shares available for issuance under the Plan may not exceed 100,000; provided, however, that, except as otherwise provided in the next sentence, with respect to the period commencing on the Effective Date and ending on the earlier of the Spin-Off and September 30, 2003, the total number of Shares available for issuance under the Plan may not exceed 25,000. The limit on the total number of Shares contained in the proviso in the preceding sentence shall lapse if, prior to September 30, 2003, ICN abandons its plans to proceed with or complete the Spin-Off (as such abandonment is described in Section 3.4 of that certain Affiliation and Distribution Agreement by and between ICN and the Corporation (the "Distribution Agreement")). The effective date of any such lapse of the restriction shall be the date of the written notice provided by ICN to the Corporation indicating its determination to abandon the Spin-Off, provided that no "Distribution Date" (as defined in the Distribution Agreement) has occurred as of such date.

      4.2 CAPITAL ADJUSTMENTS. In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split up, Share combination, or


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other change in the corporate structure of the Corporation affecting the Shares, the Board may make appropriate adjustments to (a) outstanding Awards to prevent dilution or enlargement of rights, and (b) the number of Shares available for Awards under the Plan.

                            ARTICLE V - STOCK AWARDS

      5.1 AWARDS OF STOCK. Each Nonemployee Director shall receive one-half (1/2) of his or her Quarterly Retainer in Shares on the date on which the payment which otherwise have been paid in cash (the "Payment Date"), and shall have the right to elect to receive additional Shares on that date, in lieu of the remaining portion of his or her Quarterly Retainer in cash, a number of Shares on the date that the Quarterly Retainer would otherwise have been paid in cash. The number of Shares payable to the Nonemployee Director pursuant to this
Section 5.1 shall be determined by dividing the portion of the Quarterly Retainer which is to be paid in Shares under this Section by the Fair Market Value of a Share on the Payment Date on which the Shares are to be paid (or the last trading day preceding such Payment Date if the Payment Date is not a trading date). Any election made under this Section 5.1 must be made in writing and filed with the Secretary of the Corporation prior to the Payment Date preceding the Payment Date on which the Shares are to be paid. An election made pursuant to this Section 5.1 shall be irrevocable.

      5.2 VESTING. Shares issued to any Nonemployee Director hereunder shall be fully vested upon issuance and shall, subject to compliance with all applicable federal and state securities laws, be freely transferable by the Nonemployee Director.

             ARTICLE VI - AMENDMENT, MODIFICATION AND TERMINATION

      6.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board may terminate, amend, or modify the Plan at any time and from time to time, provided that any amendment that requires the approval of the Corporation's shareholders shall not be effective until such approval is obtained. The Plan shall terminate when all of the Shares subject to it have been awarded according to the provisions of the Plan.

                           ARTICLE VII - MISCELLANEOUS

      7.1 NO RIGHT OF NOMINATION. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Participant for reelection by the Corporation's securityholders.


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      7.2 NONASSIGNABILITY. The right to receive benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or subjected to any garnishment, charge or legal process.

      7.3 REQUIREMENTS OF LAW. The granting of Awards under the Plan and the issuance of stock certificates shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

     7.4 EFFECTIVE DATE. The Plan is effective as of the consummation of the initial public offering of the Corporation.


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